EXHIBIT 10.N

                                TABLE OF CONTENTS

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                                                                                    PAGE NO.
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ARTICLE I  DEFINITIONS.....................................................................1
     SECTION 1.1  DEFINITIONS..............................................................1

ARTICLE II  AMOUNT AND TERMS OF THE CREDIT FACILITY........................................8
     SECTION 2.1  REVOLVING ADVANCES.......................................................8
     SECTION 2.2  LETTERS OF CREDIT........................................................9
     SECTION 2.3  REQUESTS FOR ADVANCES AND LETTERS OF CREDIT..............................9
     SECTION 2.4  PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT; OBLIGATION OF
     REIMBURSEMENT........................................................................10
     SECTION 2.5  SPECIAL ACCOUNT.........................................................11
     SECTION 2.6  OBLIGATIONS ABSOLUTE....................................................11
     SECTION 2.7  INTEREST; DEFAULT INTEREST..............................................12
     SECTION 2.8  FEES....................................................................12
     SECTION 2.9  CAPITAL ADEQUACY; INCREASED COSTS AND REDUCED RETURN....................14
     SECTION 2.10  DISCRETIONARY NATURE OF CREDIT FACILITY................................15
     SECTION 2.11  TERMINATION BY BORROWER................................................15
     SECTION 2.12  TERMINATION FEES; WAIVER OF TERMINATION FEES...........................15
     SECTION 2.13  MANDATORY PREPAYMENT...................................................16
     SECTION 2.14  ADVANCES WITHOUT REQUEST...............................................16
     SECTION 2.15  USE OF PROCEEDS........................................................16
     SECTION 2.16  FACILITY SUBJECT TO EXIMBANK RULES.....................................16

ARTICLE III  SECURITY INTEREST............................................................17
     SECTION 3.1  GRANT OF SECURITY INTEREST..............................................17
     SECTION 3.2  NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS......................18
     SECTION 3.3  OCCUPANCY...............................................................18
     SECTION 3.4  LICENSE.................................................................19
     SECTION 3.5  FILING A COPY...........................................................19

ARTICLE IV  CONDITIONS OF LENDING.........................................................19
     SECTION 4.1  CONDITIONS PRECEDENT TO  LENDER'S WILLINGNESS TO CONSIDER MAKING
     THE INITIAL REVOLVING ADVANCE AND ISSUING THE INITIAL LETTER OF CREDIT...............19
     SECTION 4.2  CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT..............21

ARTICLE V  REPRESENTATIONS AND WARRANTIES.................................................21
     SECTION 5.1  NAME; LOCATIONS; TAX ID NO.; SUBSIDIARIES...............................21
     SECTION 5.2  FINANCIAL CONDITION; NO ADVERSE CHANGE..................................21
     SECTION 5.3  SUSPENSION AND DEBARMENT, ETC...........................................22

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ARTICLE VI  COVENANTS OF THE BORROWER.....................................................22
     SECTION 6.1  REPORTING REQUIREMENTS..................................................22
     SECTION 6.2  INSPECTION..............................................................24
     SECTION 6.3  ACCOUNT VERIFICATION....................................................24
     SECTION 6.4  ACCOUNT DEBTORS TO PAY TO DESIGNATED ACCOUNT; PLEDGE OF
     ACCOUNT..............................................................................25
     SECTION 6.5  NO OTHER LIENS..........................................................25
     SECTION 6.6  INSURANCE...............................................................25
     SECTION 6.7  COLLATERAL ACCOUNT......................................................25
     SECTION 6.8  MINIMUM TANGIBLE NET WORTH..............................................25
     SECTION 6.9  NO SALE OR TRANSFER OF COLLATERAL AND OTHER ASSETS......................25
     SECTION 6.10  CONSOLIDATION AND MERGER; ASSET ACQUISITIONS...........................25
     SECTION 6.11  PLACE OF BUSINESS; NAME................................................26

ARTICLE VII  EVENTS OF DEFAULT, RIGHTS AND REMEDIES.......................................26
     SECTION 7.1  EVENTS OF DEFAULT.......................................................26
     SECTION 7.2  RIGHTS AND REMEDIES.....................................................27
     SECTION 7.3  CERTAIN NOTICES.........................................................27

ARTICLE VIII  MISCELLANEOUS...............................................................28
     SECTION 8.1  ADDRESSES FOR NOTICES, ETC..............................................28
     SECTION 8.2  SERVICING OF CREDIT FACILITY............................................28
     SECTION 8.3  COSTS AND EXPENSES......................................................29
     SECTION 8.4  INDEMNITY...............................................................29
     SECTION 8.5  BINDING EFFECT; ASSIGNMENT; COUNTERPARTS; EXCHANGING
     INFORMATION..........................................................................30
     SECTION 8.6  GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL................30

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                          CREDIT AND SECURITY AGREEMENT

                    (Eximbank Guaranteed Loan No. AP073233XX)

                          Dated as of February 17, 1998

            MICRO COMPONENT TECHNOLOGY, INC., a Minnesota corporation (the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis, whether now existing or hereafter arising.

            "Adjusted L/C Amount" means the sum of (i) twenty-five percent (25%) of the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

            "Advance" means a Revolving Advance.

            "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Credit and Security Agreement, as amended, supplemented and restated from time to time.

            "Availability" means the lesser of:

            (a)   the difference of (i) the Borrowing Base and (ii) the sum of
                  (A) the outstanding principal balance of the Revolving Advances and (B) the Adjusted L/C Amount; or

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            (b)   the difference of (i) the Maximum Line and (ii) the sum of (A)
                  the outstanding principal balance of the Revolving Advances and (B) the L/C Amount.

            "Base Rate" means the rate of interest publicly announced from time to time by the Lender as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

            "Borrower Agreement" means the Borrower Agreement of even date herewith by and between the Borrower and the Lender in the form attached hereto as Exhibit B.

            "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the least of:

            (a)   the Maximum Line;

            (b) the difference of $5,000,000 and the outstanding principal balance of the NBCI Revolving Advances; or

            (c)   the sum of:

                  (i)   90% of Eligible Foreign Accounts; and

                  (ii)  75% of Eligible Export Inventory.

            "Borrowing Base Certificate" means a certificate, substantially in the form attached hereto as Exhibit D, executed by the Borrower and accepted by the Lender.

            "Business Day" means any day on which the Federal Reserve Bank of New York is open for business.

            "Closing Date" means the date of this Agreement.

            "Collateral" has the meaning given in Section 3.1.

            "Collateral Account" has the meaning given in the Collateral Account Agreement.

            "Collateral Account Agreement" means the Collateral Account Agreement by and among the Borrower, Norwest Bank International, New York Branch and the Lender of even date herewith, as the same may hereafter be amended, supplemented or restated from time to time.

            "Controlled Disbursement Account" means the Borrower's zero balance account No. 499 0015 057 maintained with Norwest Bank Montana, National Association.

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            "Country Limitation Schedule" shall mean the most recent schedule published by Eximbank and provided to the Borrower by the Lender which sets forth on a country by country basis whether and under what conditions Eximbank will provide coverage for the financing of export transactions to countries listed therein.

            "Credit Facility" means the discretionary credit facility made available to the Borrower pursuant to Article II.

            "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

            "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

            "Default Rate" means an annual rate equal to two percent (2%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

            "Eligible Export Inventory" means all Inventory consisting of Items, raw materials and components to be used to manufacture or assemble Items, and work-in-process relating to Items, and raw materials and components the Borrower must purchase to manufacture or assemble Items, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Export Inventory:

                  (i) Inventory that is: in-transit; located at any warehouse or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment;

                  (ii) Inventory consisting of proprietary software;

                  (iii) Inventory that is damaged, slow moving, obsolete,
            returned, defective, recalled or unfit for further processing or not currently saleable in the normal course of the Borrower's operations;

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                  (iv) Inventory that is perishable or live;

                  (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

                  (vi) Inventory that is subject to a security interest in favor of any Person other than the Lender or the Servicer;

                  (vii) Sample or demonstration Inventory;

                  (viii) Inventory which has been previously exported from the
            US;

                  (ix) Inventory which constitutes defense articles or defense services;

                  (x) Inventory consisting of or to be incorporated into Items destined for shipment to a Prohibited Country;

                  (xi) The Foreign Content portion of Items containing less than fifty percent (50%) US Content;

                  (xii) For Items containing at least fifty percent (50%) US
            Content, any Foreign Content not incorporated into such Items in the US;

                  (xiii) That portion of Inventory consisting of or to be
            incorporated into Items whose sale would result in an Account deemed ineligible under clauses (ii), (viii), (x), or (xi) of the definition of "Eligible Foreign Accounts"; and

                  (xiv) Inventory otherwise deemed ineligible by the Lender in its discretion.

            "Eligible Foreign Accounts" means all Accounts owed by Account debtors located outside the US for the sale or provision of Items, except the following shall not in any event be deemed Eligible Foreign Accounts:

                  (i) That portion of Accounts not yet earned by the final
            delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                  (ii) That portion of Accounts not providing for payment in full within 180 days of shipment date or invoice date (whichever is earlier);

                  (iii) That portion of Accounts (A) over 60 days past the
            original due date or (B) over 90 days past the original due date if insured through Eximbank export credit insurance for comprehensive commercial and political risk or through an Eximbank approved private insurer for comparable coverage;

                  (iv) Accounts owed by a shareholder, Affiliate, officer or employee of the Borrower;

                  (v) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

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                  (vi) Accounts not subject to a duly perfected security
            interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender or the Servicer;

                  (vii) That portion of Accounts that constitutes finance
            charges, service charges or sales or excise taxes;

                  (viii) That portion of Accounts that is payable in a currency other than US Dollars unless prior written approval has been received from Eximbank;

                  (ix) That portion of Accounts owed by military buyers or for defense articles or services, except as may be approved in writing by the Lender and Eximbank;

                  (x) That portion of Accounts due and collectible outside the
            US;

                  (xi) That portion of Accounts owed by Account debtors located in, or arising from sales of Items delivered to, a Prohibited
            Country;

                  (xii) For any account debtor that has entered into a prepaid service contract with the Borrower, that portion of Accounts owed by such account debtor equal to the value of the prepaid service contract for future periods under the contract; and

                  (xiii) That portion of Accounts, or portions thereof,
            otherwise deemed uncollectible for any reason by the Lender or Eximbank in its discretion.

            "Event of Default" has the meaning specified in Section 7.1.

            "Eximbank" means the Export-Import Bank of the United States.

            "Export Order" means a bona fide written export order or contract to purchase Items from the Borrower from a customer outside the US.

            "Floating Rate" means an annual rate equal to the sum of the Base Rate plus one-half percent (0.5%), which annual rate shall change when and as the Base Rate changes.

            "Foreign Content" means that portion of the cost of an Item arising from materials which are not of US origin or from labor and services not performed in the US.

            "Funding Date" has the meaning given in Section 2.1.

            "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.2.

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            "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired.

            "Items" means the goods and services to be sold by the Borrower to customers located outside the US pursuant to Export Orders.

            "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

            "L/C Application" means an application and agreement for letters of credit in the Lender's then-current standard form.

            "Letter of Credit" has the meaning specified in Section 2.2.

            "Loan Documents" means this Agreement, the Note, the Borrower Agreement, the Security Documents and the Disclosure by the Borrower in favor of the Lender of even date herewith.

            "Master Guaranty" means that certain Master Guaranty Agreement No. MN-MGA-96-001, dated as of November 13, 1996, by and between the Lender and Eximbank.

            "Maturity Date" means February 16, 1999.

            "Maximum Line" means $4,000,000.

            "Net Income" means fiscal year-to-date after-tax net income, as determined in accordance with GAAP.

            "NBCI" means Norwest Business Credit, Inc., a Minnesota corporation.

            "NBCI Availability" means Availability as defined in the NBCI Credit Agreement.

            "NBCI Credit Agreement" means that certain Credit and Security Agreement of even date herewith by and between the Borrower and NBCI, as the same may hereafter be amended, supplemented or restated from time to time.

            "NBCI Credit Facility" means the credit facility extended to the Borrower pursuant to the NBCI Credit Agreement.

            "NBCI L/C Amount" means the L/C Amount as defined in the NBCI Credit Agreement.

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            "NBCI Revolving Advances" means the Revolving Advances as defined in the NBCI Credit Agreement, or as the context requires, the outstanding principal balance thereof.

            "Note" means the Revolving Note.

            "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, including the Obligation of Reimbursement and all other indebtedness arising under this Agreement, the Note, any L/C Application completed by the Borrower, or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

            "Obligation of Reimbursement" has the meaning given in Section
      2.4(a).

            "Operating Account" means the Borrower's account No. 6355 046 814 maintained with Norwest Bank Minnesota, National Association.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Permitted Liens" means security interests, liens and encumbrances acceptable to the Lender in its sole discretion.

            "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

            "Prohibited Country" means any country in which Eximbank coverage is not available for commercial reasons or in which Eximbank is legally prohibited from doing business, as designated in the Country Limitation Schedule.

            "Revolving Advance" has the meaning given in Section 2.1.

            "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

            "Security Documents" means this Agreement and the Collateral Account Agreement, each of even date herewith and by and among the Borrower and the Lender.

            "Security Interest" has the meaning given in Section 3.1.

            "Servicer" means NBCI.

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            "Special Account" means a specified cash collateral account maintained by the Lender in connection with Letters of Credit, as contemplated by Section 2.5.

            "Tangible Net Worth" means the difference between (i) the tangible assets of the Borrower, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all Debt of the Borrower; provided, however, that notwithstanding the foregoing in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of the Borrower or any other securities unless the same are readily marketable in the US or entitled to be used as a credit against federal income tax liabilities, non-compete agreements and any other assets designated from time to time by the Lender, in its sole discretion.

            "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations .

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

            "US" means the United States of America.

            "US Content" means that portion of the cost of an Item arising from materials which are of US origin or from labor and services performed in the US.

                                   ARTICLE II

                     Amount and Terms of the Credit Facility

            Section 2.1 Revolving Advances. The Lender may, in its sole discretion, make advances (each a "Revolving Advance") to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth, to provide the Borrower with working capital to fulfill Export Orders. The Lender shall not consider any request for a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may request Revolving Advances, prepay, and request additional Revolving Advances.

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            Section 2.2 Letters of Credit.

            (a) The Lender may, in its sole discretion, issue for the Borrower's account, from the Funding Date to the Termination Date, one or more irrevocable standby letters of credit subject to UCP 500 (each, a "Letter of Credit") to be used (i) as bid bonds to obtain new Export Orders, (ii) as performance bonds or payment guaranties in connection with fulfilling Export Orders, or (iii) to secure payment to US supplier(s) by the Borrower in connection with the Borrower's purchase of goods or services from the supplier to fulfill Export Orders. The Lender shall not consider any request for the issuance of a Letter of Credit to the extent its face amount would exceed Availability. Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender, completed in a manner satisfactory to the Lender. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

            (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

            Section 2.3  Requests for Advances and Letters of Credit.

            (a) BORROWER REQUESTED ADVANCES AND LETTERS OF CREDIT. The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis, Minnesota time) of the day of the requested Revolving Advance, and shall make each request for the issuance of a Letter of Credit before 11:00 a.m. (Minneapolis, Minnesota time) at least three (3) Business Days before the requested Letter of Credit is to be issued. Requests for Revolving Advances may be made in writing or by telephone. Requests for Letters of Credit must be written and delivered by a means acceptable to the Lender. The Lender will not consider any request for a Revolving Advance or the issuance of a Letter of Credit unless the Lender has received from the Borrower, among other things, a Borrowing Base Certificate as of a date not more than five (5) Business Days before the date of the requested Advance or Letter of Credit and copies of the Export Orders (or a summary thereof) against which the Borrower is requesting such Advance or Letter of Credit. Whenever the Borrower makes a request for an Advance or the issuance of a Letter of Credit based on Eligible Export Inventory, it shall also indicate in its books and records that such Inventory has been designated to fulfill an Export Order. Any request for an Advance or the issuance of a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section
      4.2 have been satisfied as of the date of the request.

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            (b) AUTOMATICALLY REQUESTED ADVANCES.

                  (i) In the Lender's sole discretion, on each Business Day, other than during a Default Period, when the sum of Availability and NBCI Availability is greater than $500,000 and provided the Lender has received a Borrowing Base Certificate as of a date not more than five Business Days before that Business Day, the Lender's loan administrator will strive to determine the debits from the Controlled Disbursement Account and determine the amount necessary (the "Necessary Amount") to ensure that the Operating Account balance is at least $25,000 assuming payment of all items presented through 11 a.m. of that Business Day.

                  (ii) Provided the conditions set forth in Section 4.1 and in
            Section 4.2 of the NBCI Credit Agreement are satisfied, the Borrower shall be deemed to have made a request for a Revolving Advance and a NBCI Revolving Advance in equal amounts (or as close thereto as possible Availability and NBCI Availability permitting) that in the aggregate equal the Necessary Amount (an "Automatically Requested Advance"). If the Servicer, in its sole discretion, chooses not to make a Revolving Advance, or, in its capacity as lender under the NBCI Credit Facility, chooses not to make a NBCI Revolving Advance, the Servicer shall strive to promptly so notify the Borrower.

                  (iii) The proceeds of each Automatically Requested Advance that is made shall be credited to the Operating Account. ANY DISBURSEMENT OF AN AUTOMATICALLY REQUESTED ADVANCE SHALL BE DEEMED TO BE A REPRESENTATION BY THE BORROWER THAT THE CONDITIONS SET FORTH IN SECTION 4.1 AND IN SECTION 4.2 OF THE NBCI CREDIT AGREEMENT HAVE BEEN SATISFIED AS OF THE TIME OF THE DISBURSEMENT AND THAT ANY PORTION OF THE AUTOMATICALLY REQUESTED ADVANCE THAT IS FUNDED UNDER THE NBCI CREDIT FACILITY SHALL BE USED IN COMPLIANCE WITH ALL REQUIREMENTS OF THAT FACILITY.

                  (iv) The Borrower acknowledges that the Lender is offering to consider making the Automatically Requested Advances as an accommodation to the Borrower. The Lender shall not be liable under any circumstances whatsoever for making or failing to make an Automatically Requested Advance.

            Section 2.4 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower shall reimburse the Lender for all draws under any Letter of Credit in accordance with the applicable L/C Application and as follows:

            (a) The Borrower shall pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus

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      any and all reasonable charges and expenses that the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

            (b) Whenever a draft is submitted under a Letter of Credit, the Lender shall make a Revolving Advance in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

            (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period then exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

            (d) The Borrower's obligation to pay any Revolving Advance made under this Section 2.4, shall be evidenced by Revolving Note and shall bear interest as provided in Section 2.7.

            Section 2.5 Special Account. If the Credit Facility is terminated for any reason whatsoever, while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

            Section 2.6 Obligations Absolute. The Borrower's obligations arising under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

            (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

            (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

            (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (e) payment by or on behalf of the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

            (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            Section 2.7 Interest; Default Interest. All interest shall be payable monthly in arrears on the first day of the month and on demand.

            (a) REVOLVING NOTE. Except as set forth in subsection (b) and (c), the outstanding principal balance of the Advances shall bear interest at the Floating Rate.

            (b) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

            (c) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

            Section 2.8 Fees.

            (a) APPLICATION FEE. The Borrower shall pay the $100 application fee payable to Eximbank in connection with the Master Guaranty.

            (b) FACILITY FEE. The Borrower shall pay the Lender a fully earned and non-refundable facility fee of $20,000, due and payable upon the execution of this Agreement, provided that the sum of this fee and the facility fee under the NBCI Credit Facility shall not exceed $25,000. In addition, if the Credit Facility is renewed the Borrower shall pay the Lender a fee equal to the amount then charged by the Lender for similar credit facilities, due and payable 60 days in advance of the Maturity Date.

            (c) UNUSED LINE FEE. For the purposes of this Section 2.8(c), "Credit Exposure" means the sum of (i) outstanding Revolving Advances,
      (ii) the L/C Amount, (iii) outstanding NBCI Revolving Advances and (iv) the NBCI L/C Amount. The Borrower shall pay to the Lender an unused line fee based on the average daily Credit Exposure during each month, due and payable monthly in arrears on the first day of the month and on the Termination Date, at the following rate:

       Average Daily Credit Exposure               Monthly Unused Line Fee
       -----------------------------               -----------------------

                  $-0-                                     $2,500

      greater than $-0- but less than       $2,500 less the average daily Credit
                $1,000,000                    Exposure multiplied by 0.03, and
                                                       divided by 12

           $1,000,000 or more                                $0

      provided however, that the sum of this fee and the unused line fee under the NBCI Credit Facility shall not exceed the unused line fee under the NBCI Credit Facility.

            (d) LETTER OF CREDIT FEES. The Borrower agrees to pay the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of one percent (1.0%) of the aggregate amount that may then be drawn on all issued and outstanding Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to three percent (3.0%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

            (e) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrower shall pay the Lender, on written demand, the administrative fees charged by the Lender in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Lender for such services rendered on behalf of customers of the Lender generally.

            (f) AUDIT FEES. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $62.50 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection, provided that so long as NBCI is the Servicer the Borrower shall not have to reimburse such costs and expenses to the extent it has already done so pursuant to the NBCI Credit Facility.

            Section 2.9 Capital Adequacy; Increased Costs and Reduced Return. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.9:

            (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

            (b) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

            (c) "Return", for any period, means the return as determined by such Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect and costs of issuing or maintaining any Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

            (d) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the Closing Date, but the term does not include any changes in applicable requirements that on the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

            (e) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.9, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

            Section 2.10 Discretionary Nature of Credit Facility. THE LENDER MAY AT ANY TIME AND FOR ANY REASON REFUSE TO MAKE AN ADVANCE OR TO ISSUE LETTERS OF CREDIT FOR THE BORROWER'S ACCOUNT AND/OR DEMAND PAYMENT OF THE ADVANCES AND TERMINATE THIS AGREEMENT WHETHER BORROWER IS OR IS NOT IN COMPLIANCE WITH THIS AGREEMENT. The Lender need not show that an adverse change has occurred in the Borrower's condition, financial or otherwise, in order to refuse to make any requested Advance or issue any requested Letter of Credit or to demand payment of the Advances. Unless terminated by the Lender at any time or by the Borrower pursuant to Section 2.11, this Agreement shall remain in effect until the Maturity Date.

            Section 2.11 Termination by Borrower. The Borrower may terminate this Agreement at any time upon 30 days' prior written notice to the Lender so long as no Letter of Credit has been issued and is outstanding with an expiration date after such date, and, subject to payment and performance of all Obligations, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law.

            Section 2.12 Termination Fees; Waiver of Termination Fees.

            (a) TERMINATION FEES. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date the Borrower shall pay the Lender a fee in an amount equal to two percent (2%) of the Maximum Line; provided however, that the sum of this fee and any termination fee under the NBCI Credit Facility shall not exceed the termination fee under the NBCI Credit Facility.

            (b) WAIVER OF TERMINATION FEES. The Borrower will not be required to pay the termination fees otherwise due under this Section 2.12 if such termination is made because of refinancing by an affiliate of the Lender.

            Section 2.13 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances and the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess.

            Section 2.14 Advances Without Request. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Revolving Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.

            Section 2.15 Use of Proceeds. The Borrower shall use the proceeds of Advances for working capital to finance the manufacture, assembly, production or purchase and subsequent sale of Items only and shall use Letters of Credit only in connection with bids bonds to obtain new Export Orders, or performance bonds or payment guaranties in connection with fulfilling Export Orders. Without limiting the generality of the foregoing, the Borrower shall not use any proceeds of Advances for any purpose prohibited by the Borrower Agreement or (i) to acquire fixed assets or capital goods for use in the Borrower's business;
(ii) to acquire, equip or rent commercial space overseas; (iii) to employ non-US residents in offices outside the US; (iv) to serve as a retainage or warranty bond; or (v) to repay pre-existing Debt or future indebtedness of the Borrower unrelated to the Advances.

            Section 2.16 Facility Subject to Eximbank Rules. The Borrower acknowledges that the Lender is willing to make the Credit Facility available to the Borrower because the Eximbank is willing to guaranty payment of a significant portion of the Obligations pursuant to the Master Guaranty. Accordingly, in the event of any inconsistency among the Loan Documents and the Master Guaranty or related documents, the provision that is the more stringent on the Borrower shall control.

                                   ARTICLE III

                                Security Interest

            Section 3.1 Grant of Security Interest. The Borrower hereby grants to the Lender a security interest (the "Security Interest") in the following collateral (the "Collateral"), as security for the payment and performance of the Obligations:

            INVENTORY: All inventory of the Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located;

            ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other Person who subsequently transfers such Person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including all of the Borrower's rights to payment in the form of all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles;

            EQUIPMENT: All of the Borrower's equipment, as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower;

            GENERAL INTANGIBLES: All of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business; and

            INVESTMENT PROPERTY: All of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities;

            TOGETHER WITH: (i) all substitutions and replacements for and products of any of the foregoing property, (ii) all sums on deposit in the Special Account, (iii) proceeds of any and all of the foregoing property and (iv) in the case of all tangible property, together with all accessions and together with (A) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (B) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

            Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (either before or after the occurrence of an Event of Default) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, as the Borrower's agent and attorney-in-fact, notify the US Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

            Section 3.3 Occupancy.

            (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of each premises where Borrower conducts its business and has any rights of possession (the "Premises") at any time during any Default Period.

            (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender in good faith considers related.

            (c) The Lender's right to hold the Premises shall terminate upon the earlier of payment in full of all Obligations, or final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

            (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.

            Section 3.4 License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

            Section 3.5 Filing a Copy. A carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by Borrower is sufficient as a financing statement.

                                   ARTICLE IV

                              Conditions of Lending

            Section 4.1 Conditions Precedent to Lender's Willingness to Consider Making the Initial Revolving Advance and Issuing the Initial Letter of Credit. The Lender's willingness to consider making the initial Revolving Advance or to issue the initial Letter of Credit hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

            (a) This Agreement, properly executed by the Borrower.

            (b) The Note, properly executed by the Borrower.

            (c) The SBA/Eximbank Joint Application, properly completed and executed by the Borrower.

            (d) The Borrower Agreement, properly executed by the Borrower.

            (e) A properly completed and executed Borrowing Base Certificate as of a date not more than five (5) Business Days before the date of this Agreement.

            (f) An Exceptions Approval Letter, properly signed by Eximbank.

            (g) A participation and servicing agreement, properly signed by the Servicer.

            (h) Copies of the Borrower's audited financial statements with full disclosure.

            (i) Copies of the Borrower's federal tax returns for the last year together with all schedules thereto.

            (j) A true and correct copy of any and all leases pursuant to which the Borrower is leasing Premises in any state where inventory included in the Borrowing Base is located, together with a landlord's disclaimer and consent with respect to each such lease in favor of the Lender and NBCI.

            (k) The Patent Security Agreement executed by the Borrower and duly filed in the offices necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

            (l) The Collateral Account Agreement, properly executed by the Borrower and Norwest Bank International, New York Branch.

            (m) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, except as previously disclosed to the Lender, (ii) no financing statements have been filed and remain in effect against the Borrower except those financing statements relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

            (n) A certificate of the Borrower's secretary or assistant secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

            (o) A current certificate issued by the Secretary of State of Minnesota, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

            (p) Evidence that (i) the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, (ii) it has obtained and maintains all necessary export licenses.

            (q) An opinion of counsel to the Borrower, addressed to the Lender.

            (r) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

            (s) Payment of the fees and commissions due through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 2.8(a), including all legal expenses incurred through the Closing Date.

            (t) Evidence that not later than simultaneously with the initial Advance, all conditions precedent to the initial NBCI Revolving Advance shall be satisfied.

            (u) A list of all Collateral locations in the US, provided within 10 days before the date of the initial Advance.

            (v) Such other documents as the Lender in its sole discretion may require.

            Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender will not consider any request for an Advance or the issuance of a Letter of Credit unless on such date:

            (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or the issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

            (b) no event has occurred and is continuing, or would result from such Advance or Letter of Credit which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         Representations and Warranties

            The Borrower represents and warrants to the Lender as follows:

            Section 5.1 Name; Locations; Tax ID No.; Subsidiaries. During its existence, the Borrower has done business solely under its corporate name as set forth herein and under such trade names and such other corporate names as disclosed to Lender in writing before this Agreement is signed and delivered. The address of Borrower's chief executive office and principal place of business and its federal tax identification number are set forth below its signature to this Agreement. All Inventory is located at that location or at one of the other locations disclosed to Lender in writing before this Agreement is signed and delivered. The Borrower has no subsidiaries except as disclosed to Lender in writing before this Agreement is signed and delivered.

            Section 5.2 Financial Condition; No Adverse Change. Before this Agreement was signed and delivered, the Borrower furnished the Lender certain of its unaudited financial statements certified by the Borrower. Those statements fairly present the Borrower's financial condition as of the dates indicated therein and the results of its operations for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

            Section 5.3 Suspension and Debarment, etc. On the date of this Agreement neither the Borrower nor any of its Principals (as defined below) are
(A) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any US federal government department or agency pursuant to any of the Debarment Regulations (as defined below) or (B) indicted, convicted or had a civil judgment rendered against the Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Eximbank, the Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any US federal government department or agency pursuant to any of the Debarment Regulations. The Borrower will provide immediate written notice to the Lender if at any time it learns that the certification set forth in this Section 5.3 was erroneous when made or has become erroneous by reason of changed circumstances. For the purposes hereof, (1) "Principals" shall mean any officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities with respect to the Borrower; or any other person (whether or not an employee) who has critical influence on or substantive control over the transaction covered by this Agreement and (2) the Debarment Regulations shall mean (x) the Government wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988),
(y) Subpart 9.4 (Debarment, Suspension and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (z) the revised Government wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995). The Borrower acknowledges that any statement, certification or representation made by it in connection with the Credit Facility is subject to the penalties provided in Article 18 U.S.C. Section 1001.

                                   ARTICLE VI

                            Covenants of the Borrower

            So long as the Advances or any amount owing to Lender hereunder shall remain unpaid, the Borrower will comply with the requirements in this Article, unless the Lender shall otherwise consent in writing.

            Section 6.1 Reporting Requirements. The Borrower will deliver to the Lender each of the following in form and detail acceptable to the Lender:

            (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements prepared in accordance with GAAP; (i) a report signed by such accountants stating that in making the investigations necessary for said audit they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 6.8 and ( ii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, that they fairly present the Borrower's financial condition and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

            (b) as soon as available and in any event within 20 days after the end of each month, and within 45 after the end of each quarter, an unaudited/internal balance sheet and statement of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared consistently with the Borrower's usual accounting practices, and each such balance sheet and statement of income and retained earnings for a fiscal quarter of the Borrower then ended, prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit C hereto stating
      (i) that such financial statements have been prepared in accordance with GAAP subject to year-end audit adjustments, and fairly represent the Borrower's financial condition and the results of its operations, ( ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and
      (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 6.8;

            (c) as soon as available and in any event within five (5) Business Days after the end of each month, a properly completed Borrowing Base Certificate as at the end of such month, signed by the Borrower's chief financial officer;

            (d) as soon as available and in any event within five (5) Business Days after the end of each month inventory certifications as at the end of such month;

            (e) within 10 days after the end of each month, agings of the Borrower's accounts receivable and accounts payable and an accounts receivable certification as of the end of such month;

            (f) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most reasonable projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

            (g) as soon as available and in any event within three (3) days after they are due, written notice of any and all taxes due but not paid;

            (h) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request;

            (i) promptly upon knowledge thereof, notice of any Items (and the corresponding invoice amount) which are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations);

            (j) immediately after a proceeding in bankruptcy or an action for debtor's relief is filed by, against, or on behalf of the Borrower, notice of such proceeding;

            (k) immediately after the Borrower fails to obtain the dismissal or termination within thirty (30) calendar days of the commencement of any proceeding or action referred to in (j) above, notice of such failure;

            (l) immediately after material litigation is commenced against the Borrower, notice of such litigation; and

            (m) immediately after the Borrower begins any procedure for its dissolution or liquidation, or a procedure therefor has been commenced against it, notice of such procedure.

So long as the Servicer is actively servicing the Loan Documents on behalf of the Lender as described in Section 8.2, the Borrower shall provide to the Servicer all reports required under this Section 6.1.

            Section 6.2 Inspection. Upon the Lender's request, the Borrower will permit any officer, employee, attorney, agent or accountant for the Lender to audit, review, make extracts from or copy any and all records of the Borrower and to inspect the Collateral at all times during ordinary business hours.

            Section 6.3 Account Verification. The Lender may at any time and from time to time send, or request the Borrower to send, requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Borrower authorizes the Lender to verify Accounts as frequently as daily and the Borrower understands the Lender intends to do so by telephone and/or in writing.

            Section 6.4 Account Debtors to Pay to Designated Account; Pledge of Account. The Borrower shall instruct all of its Account debtors located outside the US to make all payments for Items directly to the Collateral Account.

            Section 6.5 No Other Liens. The Borrower will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, purchase money security interests in equipment, and other security interests approved by the Lender in writing.

            Section 6.6 Insurance. The Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with a lender's loss payable clause in favor of Lender to the extent of its interest.

            Section 6.7 Collateral Account. The Borrower has provided the Lender with agreements regarding a collateral account in connection with the collection of Accounts.

            Section 6.8 Minimum Tangible Net Worth. The Borrower will maintain its Tangible Net Worth determined as at the end of each fiscal quarter, at an amount not less than the amount set forth opposite such fiscal quarter:

                  Fiscal Quarter Ending             Minimum Tangible
                  ---------------------             ----------------
                                                       Net Worth
                                                       ---------
                    December 31, 1997                 $10,700,000

                     March 31, 1998                   $10,500,000

                      June 30, 1998                   $10,500,000

                   September 30, 1998                 $11,000,000

            December 31, 1998 and thereafter          $11,000,000

            Section 6.9 No Sale or Transfer of Collateral and Other Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to anyone, other than the sale of excess Equipment not to exceed $25,000 in any one transaction or $100,000 in the aggregate during any fiscal year or other than the sale of Inventory in the ordinary course of business.

            Section 6.10 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

            Section 6.11 Place of Business; Name. The Borrower will not change the location of its chief executive office or principal place of business from that disclosed pursuant to Section 5.1. After the initial Advance and thereafter, before permitting any tangible Collateral to be located in any state or area in which a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest, the Borrower shall notify the Lender. If the Lender requests that the Borrower sign a financing statement for such location, the Borrower shall sign a financing statement, and will not permit any tangible Collateral to be located in such state or area until the Lender has received and filed a signed financing statement. The Borrower will not change its name.

                                   ARTICLE VII

                     Events of Default, Rights and Remedies

            Section 7.1 Events of Default. Notwithstanding that the Lender may demand immediate payment of the Obligations at any time, whether or not a Default Period then exists, and without waiving or limiting in any respect the Lender's right to so demand payment of the Obligations at any time, this Agreement sets forth a non-exclusive list of certain critical events after the occurrence of which the Lender expects that it would demand immediate payment of the Obligations and exercise its remedies. "Event of Default", wherever used herein, means any one of the following events:

            (a) Default in the payment of the Obligations on demand or on any portion of the Obligations that otherwise becomes due and payable;

            (b) Failure to pay when due any amount specified in Section 2.4 relating to the Borrower's Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under
      Section 2.5;

            (c) Any payment default shall occur under any agreement (other than this Agreement) between the Borrower and the Lender, or the Lender shall accelerate or demand payment of any obligations (other than arising under this Agreement) owed to it by the Borrower, or the Lender shall begin exercising its remedies against the Borrower;

            (d) Any payment default shall occur under any agreement between the Borrower and the Servicer, or the Servicer shall accelerate or demand payment of any obligations owed to it by the Borrower, or the Servicer shall begin exercising its remedies against the Borrower;

            (e) Eximbank shall repudiate, purport to revoke or fail to perform its obligations under the Master Guaranty;

            (f) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $100,000 which continues unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

            (g) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor;

            (h) The Borrower begins any procedure for its liquidation or dissolution or any such procedure is commenced against it; or

            (i) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in any Loan Document not specifically addressed in this Section 7.1, which shall remain uncured for 30 days after notice from the Lender.

            Section 7.2 Rights and Remedies. As provided in Section 2.10, the Lender may, at any time, refuse to make any requested Advance, demand payment of the Advances or terminate the Credit Facility, whether or not a Default Period then exists. In addition, during any Default Period, the Lender may exercise any or all of the following rights and remedies:

            (a) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

            (b) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.5 an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder; and

            (c) The Lender may exercise any other rights and remedies available to it by law or agreement.

The remedies provided hereunder are cumulative.

            Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.1) at least 10 calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  Miscellaneous

            Section 8.1 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by first class US mail, (iii) sent by overnight courier of national reputation, or (iv) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

            Section 8.2 Servicing of Credit Facility.

            (a) The Lender has requested that the Servicer service and enforce the Loan Documents, make all Advances, cause all Letters of Credit to be issued, and collect all Obligations on the Lender's behalf and the Servicer has agreed to do so. The Borrower acknowledges and accepts the Servicer's appointment as such.

            (b) The Servicer shall have no duties or responsibilities to the Borrower hereunder, but only to the Lender. Neither the Servicer nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them hereunder or in connection herewith, unless caused by its or their willful misconduct. The Servicer's duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations with respect to the Loan Documents except as expressly set forth herein. The Borrower shall not in any way be construed to be a third party beneficiary of any relationship between the Servicer and the Lender.

            (c) The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

            (d) The Borrower shall be entitled to rely upon any communication whether written or oral sent or made by the Servicer for and on behalf of the Lender with respect to all matters pertaining to the Loan Documents and the Borrower's duties and obligations hereunder, unless and until the Borrower receives written notice from the Lender that the Servicer is no longer servicing this credit facility.

            (e) The Servicer shall hold and be the custodian of the Loan Documents on the Lender's behalf for so long as the Servicer is servicing the Credit Facility.

            Section 8.3 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses (including legal fees) incurred by the Lender in connection with the Loan Documents, any Letters of Credit, and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any auditors and fees and expenses in enforcing this Agreement.

            Section 8.4 Indemnity. In addition to the payment of expenses pursuant to Section 8.3, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                  (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;

                  (ii) any and all liabilities, losses, damages, penalties,
            judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and

                  (iii) any claim, loss or damage to which any Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment.

             If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, then the Borrower or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified

Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.4 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder. If Eximbank makes payment of a claim to the Lender under the Master Guaranty in connection with the Credit Facility, Eximbank shall be assigned all the Lender's rights and remedies under the Loan Documents and may enforce any such rights or remedies against the Borrower and the Collateral. Additionally, the Borrower shall hold Eximbank harmless from and agrees to indemnify it against any and all liabilities, damages, claims, costs and losses incurred or suffered by it resulting from (a) any materially incorrect certification or statement knowingly made by or on behalf of the Borrower to Eximbank or the Lender in connection with an Advance or a Letter of Credit, this Agreement or any of the other Loan Documents or (b) any breach by the Borrower of the terms and conditions of this Agreement or any of the other Loan Documents.

            Section 8.5 Binding Effect; Assignment; Counterparts; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

            Section 8.6 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the Note shall be governed by and construed in accordance with the laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota located in Minneapolis, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

  NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION                     MICRO COMPONENT
                                             TECHNOLOGY, INC.


By _____________________________           By _______________________________
   Christopher A. Cudak                           Jeffrey S. Mathiesen
   Its Vice President                             Its Chief Financial Officer

Address:                                   Address:

Norwest Center                             2340 West County Road C
Sixth Street and Marquette Avenue          St. Paul, Minnesota 55113-2528
Minneapolis, Minnesota 55479-0095          Telecopy No. (612) 697-4200
Telecopy No. 612/667-2269
                                           Federal Tax I.D. No. 41-0985960
Federal Tax ID No. 41-1592157

                                                Exhibit A to Credit and Security
                                                Agreement

                                 REVOLVING NOTE

$4,000,000                                                Minneapolis, Minnesota
                                                               February 17, 1998

            For value received, the undersigned, MICRO COMPONENT TECHNOLOGY, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay ON DEMAND, and if demand is not sooner made, then as provided in the Credit Agreement (defined below) to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Dollars ($4,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit and Security Agreement of even date herewith by and between the Lender and the Borrower (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

            This Note is the Revolving Note as defined in the Credit Agreement and is subject to the Credit Agreement.

                                          MICRO COMPONENT TECHNOLOGY,
                                          INC.



                                          By____________________________________
                                               Jeffrey S. Mathiesen
                                               Its Chief Financial Officer

                                               Exhibit  B to Credit and Security
                                               Agreement

                           FORM OF BORROWER AGREEMENT

                                                Exhibit C to Credit and Security
                                                Agreement

                             COMPLIANCE CERTIFICATE

To:    Kate Wahlberg
       Norwest Business Credit, Inc.

       Christopher A. Cudak
       Norwest Bank Minnesota, National Association


Date:  __________________, 199___

Subject:    Micro Component Technology, Inc.

            Financial Statements

            In accordance with our Credit and Security Agreement dated as of February 17, 1998 (the "Credit Agreement"), attached are the financial statements of Micro Component Technology, Inc. (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

            I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

            Events of Default. (Check one):

      [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

      [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

            Financial Covenants. I further hereby certify as follows:

            1. Minimum Tangible Net Worth. Pursuant to Section 6.8 of the Credit Agreement, as of the Reporting Date the Borrower's Tangible Net Worth was $____________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

             Fiscal Quarter Ending          Minimum Tangible Net Worth
             ---------------------          --------------------------

               December 31, 1997                   $10,700,000

                 March 31, 1998                    $10,500,000

                 June 30, 1998                     $10,500,000

              September 30, 1998                   $11,000,000

            December 31, 1998 and                  $11,000,000
                  thereafter

            Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                             MICRO COMPONENT TECHNOLOGY, INC.

                                             By ____________________________

                                                Its Chief Financial Officer

                                                Exhibit D to Credit and Security
                                                Agreement

                       FORM OF BORROWING BASE CERTIFICATE